UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2013

PLANET PAYMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	00035699	13-4084693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Long Beach Blvd. Long Beach, NY	11561
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  516-670-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d): Election of a New Director.

On August 20, 2013, upon the recommendation of the Nomination Committee, the Board of Directors (the “Board”) of Planet Payment, Inc. (the “Company”) approved the appointment of Carl J. Williams as a Director of the Company, with immediate effect.

In connection with the appointment, the Board approved expanding the size of the Board to seven directors.  Mr. Williams was appointed as a Class I Director of the Company, along with Jonathan Kaiden and Cameron R. M. McColl.  Mr. Williams shall hold office for a term expiring at the 2014 Annual Meeting of the Company’s stockholders and, if elected by the stockholders at such meeting, would then serve until the 2016 Annual Meeting of the Company’s stockholders, which is the next stockholder meeting at which Class I Directors will be elected.

At the time of the appointment, it was not determined whether Mr. Williams would sit on any Board committee.

The Company granted an option over 50,000 shares of common stock of the Company to Mr. Williams pursuant to the Company’s 2012 Equity Incentive Plan, in accordance with the terms of the Company’s Compensation Policy for Non-Employee Directors.  The exercise price of the option is $2.21 and one-third of the shares shall vest on the first anniversary of the date of grant and the remaining shares shall vest in 24 equal monthly installments thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: August 21, 2013	By:	/s/ Graham N. Arad
		Name:	Graham N. Arad
		Title:	Director, Senior Vice President,
General Counsel